Exhibit 99.1

Paramount Announces Second Quarter 2021 Results

– Raises Guidance for Full Year 2021 –

– Backfills over 62% of recent vacancy at 31 West 52nd Street –

NEW YORK – July 27, 2021 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 today and reported results for the second quarter ended June 30, 2021.

Second Quarter Highlights:

Results of Operations:

•

Reported net loss attributable to common stockholders of $15.9 million, or $0.07 per diluted share, for the quarter ended June 30, 2021, compared to $6.3 million, or $0.03 per diluted share, for the quarter ended June 30, 2020.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $47.6 million, or $0.22 per diluted share, for the quarter ended June 30, 2021, compared to $50.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2020.

•	Reported a 3.0% increase in Same Store Cash Net Operating Income (“NOI”) and an 11.0% decrease in Same Store NOI in the quarter ended June 30, 2021, compared to the same period in the prior year.
•

Leased 246,922 square feet, including (i) 81,516 square feet that served to backfill the recent vacancy at 31 West 52nd Street, that was leased for a weighted average term of 14 years at positive cash and GAAP mark-to-markets of 11.1% and 8.6%, respectively, and (ii) 34,570 square feet that was leased to the Thespian Theatre at 1633 Broadway for a 15-year term. Excluding the theatre lease, 212,352 square feet was leased in the quarter, of which the Company’s share was 197,035 square feet that was leased at a weighted average initial rent of $70.81 per square foot. Of the 212,352 square feet leased, 156,117 square feet represented the Company’s share of second generation space, for which the mark-to-markets were negative 1.4% on a cash basis and negative 5.2% on a GAAP basis.

Capital Markets and Other:

•	Ended the quarter with $1.51 billion in liquidity, comprised of $507.8 million of cash and restricted cash and $1.0 billion of borrowing capacity under its revolving credit facility.
•	Declared a second quarter cash dividend of $0.07 per common share on June 15, 2021, which was paid on July 15, 2021.

Financial Results

Quarter Ended June 30, 2021

Net loss attributable to common stockholders was $15.9 million, or $0.07 per diluted share, for the quarter ended June 30, 2021, compared to $6.3 million, or $0.03 per diluted share, for the quarter ended June 30, 2020. Net loss attributable to common stockholders for the quarter ended June 30, 2021, includes (i) a contribution to an unconsolidated joint venture of $10.7 million that was expensed in accordance with GAAP and (ii) lower earnings resulting from a reduction in weighted average portfolio occupancy levels (87.1% for the quarter ended June 30, 2021 compared to 94.5% for the quarter ended June 30, 2020). Net loss attributable to common stockholders for the quarter ended June 30, 2020, includes non-cash write-offs (primarily for straight-line rent receivables) aggregating $7.0 million.

Funds from Operations (“FFO”) attributable to common stockholders was $37.9 million, or $0.17 per diluted share, for the quarter ended June 30, 2021, compared to $50.7 million, or $0.23 per diluted share, for the quarter ended June 30, 2020. FFO attributable to common stockholders for the quarter ended June 30, 2021, includes (i) a contribution to an unconsolidated joint venture of $10.7 million that was expensed in accordance with GAAP and (ii) lower earnings resulting from a reduction in weighted average portfolio occupancy levels (87.1% for the quarter ended June 30, 2021 compared to 94.5% for the quarter ended June 30, 2020). FFO attributable to common stockholders for the quarter ended June 30, 2020, includes non-cash write-offs (primarily for straight-line rent receivables) aggregating $7.0 million. FFO attributable to common stockholders for the quarters ended June 30, 2021 and 2020 also includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarter ended June 30, 2021 by $9.7 million, or $0.05 per diluted share and increased FFO attributable to common stockholders for the quarter ended June 30, 2020 by $0.6 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $47.6 million, or $0.22 per diluted share, for the quarter ended June 30, 2021, compared to $50.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2020.

Six Months Ended June 30, 2021

Net loss attributable to common stockholders was $19.5 million, or $0.09 per diluted share, for the six months ended June 30, 2021, compared to $2.9 million, or $0.01 per diluted share, for the six months ended June 30, 2020. Net loss attributable to common stockholders for the six months ended June 30, 2021, includes (i) a contribution to an unconsolidated joint venture of $10.7 million that was expensed in accordance with GAAP and (ii) lower earnings resulting from a reduction in weighted average portfolio occupancy levels (87.9% for the six months ended June 30, 2021 compared to 94.0% for the six months ended June 30, 2020). Net loss attributable to common stockholders for the six months ended June 30, 2020, includes non-cash write-offs (primarily for straight-line rent receivables) aggregating $7.0 million.

FFO attributable to common stockholders was $88.8 million, or $0.40 per diluted share, for the six months ended June 30, 2021, compared to $112.2 million, or $0.50 per diluted share, for the six months ended June 30, 2020. FFO attributable to common stockholders for the six ended June 30, 2021, includes (i) a contribution to an unconsolidated joint venture of $10.7 million that was expensed in accordance with GAAP and (ii) lower earnings resulting from a reduction in weighted average portfolio occupancy levels (87.9% for the six months ended June 30, 2021 compared to 94.0% for the six months ended June 30, 2020). FFO attributable to common stockholders for the six months ended June 30, 2020, includes non-cash write-offs (primarily for straight-line rent receivables) aggregating $7.0 million. FFO attributable to common stockholders for the six months ended June 30, 2021 and 2020 also includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the six months ended June 30, 2021 by $9.4 million, or $0.05 per diluted share and increased FFO attributable to common stockholders for the six months ended June 30, 2020 by $0.6 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $98.2 million, or $0.45 per diluted share, for the six months ended June 30, 2021, compared to $111.6 million, or $0.50 per diluted share, for the six months ended June 30, 2020.

Portfolio Operations

Quarter Ended June 30, 2021

Same Store Cash NOI increased by $2.7 million, or 3.0%, to $92.0 million for the quarter ended June 30, 2021 from $89.3 million for the quarter ended June 30, 2020. Same Store NOI decreased by $11.7 million, or 11.0%, to $94.5 million for the quarter ended June 30, 2021 from $106.2 million for the quarter ended June 30, 2020.

During the quarter ended June 30, 2021, the Company leased 246,922 square feet, including (i) 81,516 square feet that served to backfill the recent vacancy at 31 West 52nd Street, that was leased for a weighted average term of 14 years at positive cash and GAAP mark-to-markets of 11.1% and 8.6%, respectively, and (ii) 34,570 square feet that was leased to the Thespian Theatre at 1633 Broadway for a 15-year term. This leasing activity, offset by lease expirations in the quarter (comprised primarily of the expiration of TD Bank’s 131,300 square foot lease at 31 West 52nd Street), decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 60 basis points to 88.0% at June 30, 2021 from 88.6% at March 31, 2021. Excluding the theatre lease, 212,352 square feet was leased in the quarter, of which the Company’s share was 197,035 square feet that was leased at a weighted average initial rent of $70.81 per square foot. Of the 212,352 square feet leased, 156,117 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which mark-to-markets were negative 1.4% on a cash basis and negative 5.2% on a GAAP basis. The weighted average lease term for leases signed during the second quarter was 9.3 years and weighted average tenant improvements and leasing commissions on these leases were $10.64 per square foot per annum, or 15.0% of initial rent.

Six Months Ended June 30, 2021

Same Store Cash NOI increased by $0.1 million, or 0.1%, to $184.4 million for the six months ended June 30, 2021 from $184.3 million for the six months ended June 30, 2020. Same Store NOI decreased by $19.6 million, or 9.2%, to $193.3 million for the six months ended June 30, 2021 from $212.9 million for the six months ended June 30, 2020.

During the six months ended June 30, 2021, the Company leased 435,563 square feet, including (i) 81,516 square feet that served to backfill the recent vacancy at 31 West 52nd Street, that was leased for a weighted average term of 14 years at positive cash and GAAP mark-to-markets of 11.1% and 8.6%, respectively, and (ii) an aggregate of 190,526 square feet of theatre space that was leased at 1633 Broadway for a weighted average term of 19 years. This leasing activity, offset by lease expirations in the six months (comprised primarily of the expiration of Barclays’ 497,500 square foot lease at 1301 Avenue of the Americas and TD Bank’s 131,300 square foot lease at 31 West 52nd Street), decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 720 basis points to 88.0% at June 30, 2021 from 95.2% at December 31, 2020. Excluding the theatre leases, 245,037 square feet was leased during the six months, of which the Company’s share was 216,690 square feet that was leased at a weighted average initial rent of $71.29 per square foot. Of the 245,037 square feet leased, 174,328 square feet represented the Company’s share of second generation space (space that had been vacant for less than twelve months) for which mark-to-markets were negative 2.2% on a cash basis and negative 6.6% on a GAAP basis. The weighted average lease term for leases signed during the six months was 8.9 years and weighted average tenant improvements and leasing commissions on these leases were $10.38 per square foot per annum, or 14.6% of initial rent.

Guidance

The Company is raising its Estimated Core FFO Guidance for the full year of 2021, which is reconciled below to estimated net loss attributable to common stockholders per diluted share in accordance with GAAP. The Company estimates that net loss attributable to common stockholders will be between $0.12 to $0.08 per diluted share, compared to its prior estimate of net loss attributable to common stockholders of $0.16 to $0.10 per diluted share, up $0.03 per diluted share from the midpoint of the Company’s prior estimate, resulting from better than expected portfolio operations. The estimated net loss attributable to common stockholders per diluted share is not a projection and is being provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

Based on the Company’s performance for the six months ended June 30, 2021 and its outlook for the remainder of 2021, the Company is raising its Estimated 2021 Core FFO Guidance to be between $0.86 to $0.90 per diluted share, compared to its prior estimate of $0.82 to $0.88 per diluted share. This represents an increase of $0.03 per diluted share at the midpoint of the Company’s guidance, resulting primarily from (i) better than expected portfolio operations, aggregating $0.02 per diluted share, and (ii) $0.01 per diluted share from higher straight line rental income.

	Full Year 2021
(Amounts per diluted share)	Low	High
Estimated net loss attributable to common stockholders	$(0.12)	$(0.08)
Pro rata share of real estate depreciation and amortization, including the Company's share of unconsolidated joint ventures	0.98	0.98
Estimated Core FFO	$0.86	$0.90

Except as described above, these estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise to be referenced during the conference call referred to on page 7. These estimates do not include the impact on operating results from possible future property acquisitions or dispositions, capital markets activity or realized and unrealized gains or losses on real estate fund investments. The estimates set forth above may be subject to fluctuations as a result of several factors, including the negative impact of the COVID-19 global pandemic, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by us in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended June 30, 2021, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Wednesday, July 28, 2021 at 9:00 a.m. Eastern Time (ET), during which management will discuss the second quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 12:00 p.m. ET on July 28, 2021 through August 4, 2021 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13721230.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@paramount-group.com	Sumit Sharma Vice President, Investor Relations and Business Development 212-237-3138 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	June 30, 2021	December 31, 2020
Real estate, at cost
Land	$1,966,237	$1,966,237
Buildings and improvements	6,011,239	5,997,078
	7,977,476	7,963,315
Accumulated depreciation and amortization	(1,026,542)	(966,697)
Real estate, net	6,950,934	6,996,618
Cash and cash equivalents	475,289	434,530
Restricted cash	32,552	30,794
Investments in unconsolidated joint ventures	407,564	412,724
Investments in unconsolidated real estate funds	12,979	12,917
Accounts and other receivables	13,366	17,502
Deferred rent receivable	339,874	330,239
Deferred charges, net	111,275	116,278
Intangible assets, net	135,764	153,519
Other assets	53,543	48,976
Total assets	$8,533,140	$8,554,097

Liabilities:
Notes and mortgages payable, net	$3,816,759	$3,800,739
Revolving credit facility	-	-
Accounts payable and accrued expenses	103,895	101,901
Dividends and distributions payable	16,897	16,796
Intangible liabilities, net	50,392	55,996
Other liabilities	65,074	62,931
Total liabilities	4,053,017	4,038,363
Equity:
Paramount Group, Inc. equity	3,600,279	3,653,177
Noncontrolling interests in:
Consolidated joint ventures	442,428	437,161
Consolidated real estate fund	79,085	79,017
Operating Partnership	358,331	346,379
Total equity	4,480,123	4,515,734
Total liabilities and equity	$8,533,140	$8,554,097

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Rental revenue	$174,628	$163,989	$347,774	$339,414
Fee and other income	7,641	7,129	15,661	15,690
Total revenues	182,269	171,118	363,435	355,104
Expenses:
Operating	64,072	64,313	130,690	131,327
Depreciation and amortization	59,925	58,716	118,230	117,143
General and administrative	18,418	17,901	32,782	30,150
Transaction related costs	135	258	416	461
Total expenses	142,550	141,188	282,118	279,081
Other income (expense):
Loss from unconsolidated joint ventures	(15,717)	(5,955)	(21,033)	(10,176)
Income from unconsolidated real estate funds	148	89	328	141
Interest and other income, net	1,070	2,252	2,372	1,256
Interest and debt expense	(34,914)	(36,009)	(69,653)	(72,628)
Loss from continuing operations, before income taxes	(9,694)	(9,693)	(6,669)	(5,384)
Income tax expense	(434)	(138)	(1,575)	(742)
Loss from continuing operations, net	(10,128)	(9,831)	(8,244)	(6,126)
Income from discontinued operations, net	-	2,147	-	3,668
Net loss	(10,128)	(7,684)	(8,244)	(2,458)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(7,428)	(405)	(13,156)	(1,919)
Consolidated real estate fund	29	1,235	(56)	1,212
Operating Partnership	1,584	584	1,935	243
Net loss attributable to common stockholders	$(15,943)	$(6,270)	$(19,521)	$(2,922)

(Loss) income per Common Share - Basic:
Loss from continuing operations, net	$(0.07)	$(0.04)	$(0.09)	$(0.03)
Income from discontinued operations, net	-	0.01	-	0.02
Net loss per common share	$(0.07)	$(0.03)	$(0.09)	$(0.01)
Weighted average common shares outstanding	218,696,284	221,573,199	218,681,228	224,671,206

(Loss) income per Common Share - Diluted:
Loss from continuing operations, net	$(0.07)	$(0.04)	$(0.09)	$(0.03)
Income from discontinued operations, net	-	0.01	-	0.02
Net loss per common share	$(0.07)	$(0.03)	$(0.09)	$(0.01)
Weighted average common shares outstanding	218,696,284	221,573,199	218,681,228	224,671,206

Paramount Group, Inc.

Reconciliation of Net Loss to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of Net Loss to FFO and Core FFO:
Net Loss	$(10,128)	$(7,684)	$(8,244)	$(2,458)
Real estate depreciation and amortization (including our share
of unconsolidated joint ventures)	70,264	70,546	139,405	141,486
Adjustments related to discontinued operations	-	-	-	690
FFO	60,136	62,862	131,161	139,718
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(18,453)	(8,711)	(33,527)	(17,680)
Consolidated real estate fund	29	1,235	(56)	1,212
FFO attributable to Paramount Group Operating Partnership	41,712	55,386	97,578	123,250
Less FFO attributable to noncontrolling interests in
Operating Partnership	(3,769)	(4,723)	(8,761)	(11,001)
FFO attributable to common stockholders	$37,943	$50,663	$88,817	$112,249
Per diluted share	$0.17	$0.23	$0.40	$0.50

FFO	$60,136	$62,862	$131,161	$139,718
Non-core items:
Adjustment to equity in earnings for contributions to
(distributions from) an unconsolidated joint venture	10,492	(920)	9,915	(1,308)
Other, net	133	324	379	627
Core FFO	70,761	62,266	141,455	139,037
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(18,453)	(8,711)	(33,527)	(17,680)
Consolidated real estate fund	29	1,235	(56)	1,212
Core FFO attributable to Paramount Group Operating Partnership	52,337	54,790	107,872	122,569
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(4,729)	(4,672)	(9,692)	(10,942)
Core FFO attributable to common stockholders	$47,608	$50,118	$98,180	$111,627
Per diluted share	$0.22	$0.23	$0.45	$0.50

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	218,696,284	221,573,199	218,681,228	224,671,206
Effect of dilutive securities	51,117	4,225	50,563	20,164
Denominator for FFO and Core FFO per diluted share	218,747,401	221,577,424	218,731,791	224,691,370

Paramount Group, Inc.

Reconciliation of Net Loss to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reconciliation of Net Loss to Same Store NOI and Same Store Cash NOI:
Net loss	$(10,128)	$(7,684)	$(8,244)	$(2,458)
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	59,925	58,716	118,230	117,143
General and administrative	18,418	17,901	32,782	30,150
Interest and debt expense	34,914	36,009	69,653	72,628
Income tax expense	434	138	1,575	742
NOI from unconsolidated joint ventures	10,557	10,376	20,883	23,768
Loss from unconsolidated joint ventures	15,717	5,955	21,033	10,176
Fee income	(6,201)	(6,209)	(12,871)	(12,539)
Interest and other income, net	(1,070)	(2,252)	(2,372)	(1,256)
Adjustments related to discontinued operations	-	-	-	690
Other, net	(13)	169	88	320
NOI	122,553	113,119	240,757	239,364
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(26,233)	(15,733)	(48,958)	(31,424)
Consolidated real estate fund	121	1,437	206	1,440
PGRE's share of NOI	96,441	98,823	192,005	209,380
Dispositions / Discontinued Operations (1)	-	(3,881)	-	(9,155)
Non-cash write-offs (primarily straight-line rent receivables)	-	7,685	-	7,685
Reserves for uncollectible accounts receivable	-	1,940	-	1,940
Other, net	(1,908)	1,598	1,332	3,100
PGRE's share of Same Store NOI	$94,533	$106,165	$193,337	$212,950

NOI	$122,553	$113,119	$240,757	$239,364
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(2,958)	(10,037)	(11,060)	(21,841)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,662)	(1,701)	(3,465)	(4,533)
Adjustments related to discontinued operations	-	114	-	233
Cash NOI	117,933	101,495	226,232	213,223
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(24,198)	(13,716)	(43,139)	(26,918)
Consolidated real estate fund	121	1,437	206	1,440
PGRE's share of Cash NOI	93,856	89,216	183,299	187,745
Dispositions / Discontinued Operations (1)	-	(3,456)	-	(8,480)
Reserves for uncollectible accounts receivable	-	1,940	-	1,940
Other, net	(1,885)	1,626	1,123	3,047
PGRE's share of Same Store Cash NOI	$91,971	$89,326	$184,422	$184,252

___________________________________

(1)	Represents NOI and Cash NOI attributable to the 10.0% sale of 1633 Broadway and discontinued operations (1899 Pennsylvania Avenue in Washington, D.C.).